EXHIBIT 99.1

PRESS RELEASE

Monadnock Bancorp, Inc. 1 Jaffrey Road Peterborough, NH 03458	603.924.9654 www.monadnockbank.com

FOR IMMEDIATE RELEASE

For Additional Information Contact: Karl F. Betz, SVP, CFO & Treasurer (603) 924-9654 kbetz@monadnockbank.com

Monadnock Bancorp, Inc. Announces Second Quarter and YTD Results

Peterborough, New Hampshire - July 24, 2008 - Monadnock Bancorp, Inc. (over-the-counter bulletin board: MNKB), the holding company for Monadnock Community Bank announced net income of $20,000 and $43,000 for the three and six months ended June 30, 2008, respectively, compared with net income of $18,000 and $54,000 for the three and six months ended June 30, 2007, respectively. Basic earnings per share were $0.02 and $0.04 for the three and six months ended June 30, 2008, respectively, compared with $0.02 and $0.05 for the three and six months ended June 30, 2007, respectively. Diluted earnings per share were $0.02 and $0.04 for the three and six months ended June 30, 2008, respectively, compared with $0.01 and $0.04 for the three and six months ended June 30, 2007, respectively. Book value per share and tangible book value per share were $7.71 and $7.55, respectively, at June 30, 2008 compared with $7.40 and $7.24, respectively, at June 30, 2007.

The increase in earnings for the three months ended June 30, 2008 compared with the same period a year earlier was primarily attributable to an increase in net interest and dividend income of $94,000, an increase in noninterest income of $22,000, partially offset by an increase in noninterest expense of $107,000, an increase in the provision for loan losses of $3,000 and an increase in income tax expense of $4,000.

The decrease in earnings for the six months ended June 30, 2008 compared with the same period a year earlier was primarily attributable to an increase in noninterest expense of $226,000, an increase in the provision for loan losses of $39,000, partially offset by an increase in net interest and dividend income of $156,000, an increase in noninterest income of $97,000 and a decrease in income tax expense of $1,000.

Net interest and dividend income increased $94,000, or 15.0%, to $720,000 for the three months ended June 30, 2008 compared to $626,000 for the three months ended June 30, 2007. This increase reflected a $135,000, or 9.2%, increase in interest and dividend income, and a $40,000, or 4.8%, increase in interest expense. The increase in net interest and dividend income of $94,000 was primarily due to an increase in the average balance of interest-earning assets of $17.0 million, or 17.8% from $95.3 million for the three months ended June 30, 2007 to $112.3 million for the three months ended June 30, 2008. The interest rate spread was 2.18% for the three months ended June 30, 2008 compared to 2.03% for the three months ended June 30, 2007 as well as the three months ended March 31, 2008. The increase in the interest rate spread for the three months ended June 30, 2008 compared with the same period a year ago was primarily due to the decrease in the average cost of our interest-bearing liabilities by 58 basis points to 3.55% for the three months ended June 30, 2008 compared to 4.13% for the three months ended June 30, 2007, partially offset by a decrease of 44 basis points in the average yield of our interest-earning assets to 5.72% for the three months ended June 30, 2008 from 6.16% for the three months ended June 30, 2007. The decrease in our average yields on interest-earning assets as well as the decrease in our average costs on interest-bearing liabilities was primarily due to the Federal Reserve's decision to lower the Federal funds rate by 325 basis points since September 2007. The net interest margin for the three months ended June 30, 2008 was 2.58% compared to 2.64% for the three months ended June 30, 2007 and 2.47% for the three months ended March 31, 2008. During the second quarter of 2008, we were able to improve our net interest margin and interest rate spread compared with the first quarter of 2008 primarily due to the favorable repricing of our time certificates to lower rates during the second quarter of 2008.

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Net interest and dividend income increased $156,000, or 12.6%, to $1.4 million for the six months ended June 30, 2008 compared to $1.2 million for the six months ended June 30, 2007. This increase reflected a $336,000, or 11.7%, increase in interest and dividend income, and a $180,000, or 11.0%, increase in interest expense. The increase in net interest and dividend income of $156,000 was primarily due to an increase in the average balance of interest-earning assets by $15.9 million, or 16.8% from $94.6 million for the six months ended June 30, 2007 to $110.5 million for the six months ended June 30, 2008. The interest rate spread was 2.10% for the six months ended June 30, 2008 compared to 2.05% for the six months ended June 30, 2007. The increase in the interest rate spread for the six months ended June 30, 2008 compared with the same period a year ago was primarily due to the decrease in the average cost of our interest-bearing liabilities by 34 basis points to 3.73% for the six months ended June 30, 2008 compared to 4.07% for the six months ended June 30, 2007, partially offset by a decrease of 29 basis points in the average yield of our interest-earning assets to 5.83% for the six months ended June 30, 2008 from 6.12% for the six months ended June 30, 2007. The decrease in our average yields on interest-earning assets as well as the decrease in our average costs on interest-bearing liabilities was primarily due to the Federal Reserve's decision to lower the Federal funds rate by 325 basis points since September 2007. The net interest margin for the six months ended June 30, 2008 was 2.53% compared to 2.63% for the six months ended June 30, 2007.

The provision for loan losses was $24,000 and $84,000 for the three and six months ended June 30, 2008, respectively, compared with $21,000 and $45,000 for the three and six months ended June 30, 2007, respectively. The increase in the provision for loan losses was primarily due to an increase in the level of net charge-offs to $92,000 for the six months ended June 30, 2008 compared with $6,000 for the six months ended June 30, 2007, which was partially offset by the classification of certain loans into more favorable risk ratings during 2008 due to the seasoning of real estate owner occupied first mortgage loans. The allowance for loan losses as of June 30, 2008 was maintained at a level that represents management's best estimate of losses inherent in the loan portfolio. Although we believe that we have established the allowance for loan losses at levels to absorb probable and estimable losses, future additions or deductions may be necessary if economic or other conditions in the future differ from the current environment.

Noninterest income increased $22,000, or 32.4%, to $90,000 for the three months ended June 30, 2008 from $68,000 for the three months ended June 30, 2007. The increase was attributable to net gains on sales of available-for-sale securities of $13,000 for the three months ended June 30, 2008 compared with no sales for the three months ended June 30, 2007, an increase in income related to debit, credit and ATM transactions as well as a decrease in amortization expense on servicing rights for the three months ended June 30, 2008 compared with the three months ended June 30, 2007.

Noninterest income increased $97,000, or 62.6%, to $252,000 for the six months ended June 30, 2008 from $155,000 for the six months ended June 30, 2007. The increase was attributable to net gains on sales of available-for-sale securities of $96,000 for the six months ended June 30, 2008 compared with $16,000 of such sales for the six months ended June 30, 2007, an increase in income related to debit, credit and ATM transactions as well as a decrease in amortization expense on servicing rights for the six months ended June 30, 2008 compared with the six months ended June 30, 2007.

Noninterest expense increased $107,000, or 16.8% to $745,000 for the three months ended June 30, 2008 compared with $638,000 for the three months ended June 30, 2007. Salaries and employee benefits expense increased $45,000 from $327,000, or 51.3%, of total noninterest expense for the three months ended June 30, 2007 to $372,000, or 49.9%, of total noninterest expense for the three months ended June 30, 2008. The increase in salaries and employee benefits expense related to salary increases for executives and employees, increases related to stock benefit plans for executives and employees as well as a decrease in the deferrals of loan origination costs. Other increases in noninterest expense related to an increase of $18,000 in other expenses, $17,000 in data processing costs as well as a $15,000 increase in marketing expense. The increase in other expenses was related to higher FDIC assessment premiums in 2008 compared with 2007 and additional ongoing expenses related to the Rewards Checking product. The increase in data processing costs related to increased maintenance and technical support costs as well as an increase in ATM costs. The increase in marketing expense was attributable to a marketing campaign geared towards generating new deposits in our Winchendon branch location.

Noninterest expense increased $226,000, or 18.1% to $1.5 million for the six months ended June 30, 2008 compared with $1.2 million for the six months ended June 30, 2007. Salaries and employee benefits expense increased

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$85,000 from $651,000, or 52.2%, of total noninterest expense for the six months ended June 30, 2007 to $736,000, or 50.0%, of total noninterest expense for the six months ended June 30, 2008. The increase in salaries and employee benefits expense related to an increase in staffing for the commercial lending area, salary increases for executives and employees, increases related to stock benefit plans for executives and employees, partially offset by an increase in the deferrals of loan origination costs. Other increases in noninterest expense related to an increase of $45,000 in marketing expenses, $50,000 in other expenses as well as a $31,000 increase in data processing costs. The increase in marketing expense related to costs associated with our Rewards Checking product which was introduced in the fourth quarter of 2007 along with the promotion of a new service for our customers known as Identity Theft 911. The increase in other expenses related to higher FDIC assessment premiums in 2008 compared with 2007, additional ongoing expenses related to the Rewards Checking product and increased expenses related to fees and stock benefit plans for Directors. The increase in data processing costs related to increased service bureau costs as well as computer related costs due to internal controls compliance under Sarbanes-Oxley and other technical support costs.

Total assets increased $7.5 million, or 7.1%, to $112.7 million at June 30, 2008 compared with $105.2 million at December 31, 2007. Our net loan portfolio grew by $3.8 million, or 5.9%, to $67.8 million at June 30, 2008 from $64.0 million at December 31, 2007. Loan growth during the six months ended June 30, 2008 was primarily concentrated in commercial and one- to four-family residential loans which grew $2.0 million and $1.7 million, respectively. Other significant loan increases for the six months ended June 30, 2008 were in home equity loans of $567,000 and consumer loans of $398,000, which was partially offset by a decrease in construction and land development loans of $544,000. Total deposits decreased $4.7 million to $60.1 million at June 30, 2008 from $64.8 million at December 31, 2007. Interest-bearing deposits decreased $4.9 million to $54.6 million at June 30, 2008 from $59.5 million at December 31, 2007, while noninterest-bearing deposits increased $176,000 during the six months ended June 30, 2008. The decrease in interest-bearing deposits was primarily due to a decrease in time certificates of $9.8 million, partially offset by an increase in NOW accounts of $4.6 million. The decrease in time certificates was due to a $4.6 million decrease in time certificates over $100,000 as well as customers transferring these deposits to other deposit products as well as interest rate sensitive customers leaving due to competitive rates being offered elsewhere. The increase in NOW accounts during the first six months of 2008 was due to the implementation of our Rewards Checking account product in the fourth quarter of 2007. Rewards Checking accounts increased $5.1 million during the first six months of 2008 and totaled $8.5 million at June 30, 2008. Federal Home Loan Bank advances increased $12.4 million to $42.9 million at June 30, 2008 from $30.5 million at December 31, 2007. The increase in FHLB advances was used primarily to purchase net investment securities totaling $10.5 million during the first quarter of 2008.

Total nonperforming assets increased $493,000 to $763,000 or 0.68% of total assets at June 30, 2008 compared with $270,000 or 0.26% of total assets at December 31, 2007. At the end of the second quarter of 2008, the Bank transferred a commercial property in the amount of $474,000 to other real estate owned. The nonperforming assets carry a guarantee by the United States Small Business Administration covering $180,000 and $165,000 of the balance outstanding, respectively, at June 30, 2008 and December 31, 2007. The increase in nonperforming assets for the six months ended June 30, 2008 was primarily due to the other real estate owned property noted above.

As of June 30, 2008, the Company had completed the repurchase of 65,000 shares of common stock for $411,000, or a weighted average per share price of $6.32.

President and Chief Executive Officer William M. Pierce, Jr. said, "We are pleased to report the results of the repurchase program, solid growth in our Rewards Checking product as well as an increase in the book value and tangible book value per share. We will continue to focus on the strategic objectives of maintaining a community focus in the areas we serve, providing a high quality of service to our customers and diligently working to improve our franchise and shareholder value." For additional information visit www.monadnockbank.com.

FORWARD-LOOKING STATEMENTS:
Statements contained in this news release that are not historical facts may constitute "forward-looking statements" (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act Of 1995, and is including this statement for purposes of invoking these safe harbor provisions. The Company's ability to predict

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results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, general economic conditions, economic conditions in the state of New Hampshire and Massachusetts, legislative and regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, fiscal policies of the New Hampshire and Massachusetts State Government, the quality or composition of our loan or investment portfolios, demand for loan products, competition for and the availability of loans that we purchase for our portfolio, deposit flows, competition, demand for financial services in our market areas and accounting principles and guidelines, acquisitions and the integration of acquired businesses, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

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